                                    CERTIFICATE


     The undersigned hereby certifies that he is the Secretary of Morgan Stanley Dean Witter Variable Investment Series (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Instrument Establishing and Designating Additional Series of Shares of the Trust adopted by the Trustees of the Trust on February 8, 1999 as provided in Section 6.8(h) of the said Declaration, said Instrument to take effect immediately, and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.

     Dated this           day of February, 1999.




                              -------------------------------
                              Barry Fink
                              Secretary




secs/allfnds/variable instrument establishing and designating additional series of shares 2-99

                MORGAN STANLEY DEAN WITTER VARIABLE INVESTMENT SERIES

                       INSTRUMENT ESTABLISHING AND DESIGNATING
                             ADDITIONAL SERIES OF SHARES


WHEREAS, Morgan Stanley Dean Witter Variable Investment Series (the "Trust") was established by the Declaration of Trust dated February 24, 1983, as amended from time to time (the "Declaration"), under the laws of the Commonwealth of Massachusetts; and


WHEREAS, Section 6.9(h) of the Declaration provides that the establishment and designation of any additional Series of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such Series, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration, and the Trustees of the Trust have deemed it advisable to establish two additional Series of Shares.


NOW, THEREFORE, pursuant to Section 6.9(h) of the Declaration, there are hereby established and designated two additional Series of Shares, to be known as the Aggressive Equity Portfolio and the Short-Term Bond Portfolio, which shall be subject to the same relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as provided in the Declaration with respect to the initial Series of Shares established in Section 6.1 of the Declaration.


This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed
this instrument this         day of February, 1999.



-----------------------------------          --------------------------------
Michael Bozic, as Trustee                    Manuel H. Johnson, as Trustee
and not individually                         and not individually
c/o Kmart Corporation Inc.                   c/o Johnson Smick International
3100 West Big Beaver Road                    1133 Connecticut Avenue, NW
Troy, MI 48084                               Washington, D.C.  20036


-----------------------------------          --------------------------------
Charles A. Fiumefreddo, as Trustee           Michael E. Nugent, as Trustee
and not individually                         and not individually
Two World Trade Center                       c/o Triumph Capital, L.P.
New York, NY  10048                          237 Park Avenue
                                             New York, NY  10017

-----------------------------------          --------------------------------
Edwin J. Garn, as Trustee                    Philip J. Purcell, as Trustee
and not individually                         and not individually
c/o Huntsman Corporation                     1585 Broadway
500 Huntsman Way                             New York, NY  10036
Salt Lake City, UT  84111


-----------------------------------          --------------------------------
John R. Haire, as Trustee                    John L. Schroeder, as Trustee
and not individually                         and not individually
Two World Trade Center                       c/o Gordon Altman Butowsky
New York, NY 10048                             Weitzen Shalov & Wein
                                             Counsel to the Independent
                                             Trustees
                                             114 West 47th Street
                                             New York, NY 10036
-----------------------------------
Wayne E. Hedien, as Trustee
and not individually
c/o Gordon Altman Butowsky Weitzen
  Shalov & Wein
Counsel to the Independent Trustees
114 West 47th Street
New York, NY  10036

STATE OF NEW YORK )
                  )ss.:
COUNTY OF NEW YORK)


     On this ___ day of February, 1999, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JOHN R. HAIRE, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.





                                        --------------------------
                                        Notary Public